UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

SYBRON DENTAL SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1717 West Collins Avenue, Orange, California	92867
(Address of principal executive offices)	(Zip Code)

(714) 516-7400

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Floyd W. Pickrell, Jr., the President and Chief Executive Officer of Sybron Dental Specialties, Inc., (the “Company”) established a plan to exercise, over the course of the next six months, options he holds to purchase the Company’s common stock. The plan was adopted on April 28, 2004, and was adopted in accordance with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934. The plan expires in October 2004.

Under the plan, Mr. Pickrell will exercise his right to acquire 300,000 shares of the Company’s common stock and will then sell specified share amounts at designated times and market prices, subject to specified limitations. Mr. Pickrell instituted the plan in an effort to diversify his investment portfolio, as a vast majority of his net worth is related to the value of the approximately 127,000 shares of the Company’s common stock that he owns and the approximately 1,500,000 shares he has the right to acquire (the number of shares owned and the number he has the right to acquire are as of the date the plan was adopted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: May 7, 2004	By:	/s/ Stephen J. Tomassi
	Name:	Stephen J. Tomassi
	Title:	Vice President-General Counsel and Secretary